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                                                                   EXHIBIT 5.1

                   [Letterhead of Richards, Layton & Finger]


                               December 22, 1997


Oppenheimer Capital, L.P.
800 Newport Center Drive, Suite 100
Newport Beach, California 92660

        Re:     Oppenheimer Capital, L.P. -- 1997 Unit Incentive Plan
                -----------------------------------------------------

Ladies and Gentlemen:

        We have acted as special Delaware counsel for Oppenheimer Capital, L.P., a Delaware limited partnership ("Opcap LP"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies, of the following:

        (a) The organizational documents of Opcap LP, listed on Schedule A attached hereto;

        (b) The registration statement (the "Registration Statement") on Form S-8, including a prospectus (the "Prospectus"), as filed by Opcap LP with the Securities and Exchange Commission on December 22, 1997;

        (c) The 1997 Unit Incentive Plan of the Partnership and Pimco Advisors L.P., a Delaware limited partnership to become effective December 22, 1997 (the "Unit Incentive Plan"); and
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Oppenheimer Capital, L.P.
December 22, 1997
Page 2


        (d) A Certificate of Good Standing for Opcap LP, dated December 22, 1997, obtained from the office of the Secretary of State of the State of Delaware.

        Initially capitalized terms used herein and not otherwise defined are used as defined in the Opcap LP Agreement (as defined in Schedule A hereto).

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, accurate and complete in all material respects.

        With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

        For purposes of this opinion, we have assumed (i) that at the time of the issuance of the Units (as defined in the Opcap LP Agreement) in accordance with the Registration Statement and the Unit Incentive Plan (the "Opcap LP Units"), the Opcap LP Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof including with respect to the admission of partners to, and the creation, operation, management and termination of Opcap LP, and that the Opcap LP Agreement and the Opcap LP Certificate are in full force and effect and have not been amended,
(ii) except to the extent provided in paragraph 1 below, the due organization, incorporation or formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, incorporation or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (iii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (v) the payment for the Opcap LP Units in accordance with the Registration Statement and the Unit Incentive Plan, (vi) that the Opcap LP Units are issued and sold to the board members, eligible employees and consultants (the "Additional Limited Partners"), in accordance with the Registration Statement, the Unit Incentive Plan and the Opcap LP Agreement, and (vii) that prior to the issuance of Opcap LP Units, (a) Opcap LP shall have received an opinion of a nationally recognized investment banking firm (but not an investment banking firm which is an Affiliate of
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Oppenheimer Capital, L.P.
December 22, 1997
Page 3


the General Partner) that such issuance of Units in accordance with the Registration Statement and the Unit Incentive Plan is fair to the Limited Partners who are not Affiliates of the General Partner from a financial point of view, and (b) the General Partner makes an Assignment Determination and a Tax Determination pursuant to Section 9.01(d) of the Opcap LP Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. Opcap LP is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

        2. Assuming that the Additional Limited Partners, as limited partners of Opcap LP, do not participate in the control of the business of Opcap LP, upon issuance of the Units in accordance with the Registration Statement and the Unit Incentive Plan, the Units will be validly issued and will represent valid and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partner interests in Opcap LP, as to which the Additional Limited Partners, as limited partners of Opcap LP, will have no liability in excess of their obligations to make payments expressly provided for in the Opcap LP Agreement and their share of Opcap LP's assets and undistributed profits (subject to the obligation of a limited partner of Opcap LP to repay any funds wrongfully distributed to it).

        3. There are no provisions in the Opcap LP Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the Additional Limited Partners, as limited partners of Opcap LP, take no action other than actions permitted by the Opcap LP Agreement, the exercise of which, in accordance with its terms and conditions therein, would cause the Additional Limited Partners, as limited partners of Opcap LP, to be deemed to be participating in the control of the business of Opcap LP.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we
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Oppenheimer Capital, L.P.
December 22, 1997
Page 4


do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                        Very truly yours,



                                        /s/  RICHARDS, LAYTON & FINGER
                                        ----------------------------------------
                                             Richards, Layton & Finger
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                                   SCHEDULE A
                                   ----------

        1. The Certificate of Limited Partnership of Opcap LP, dated as of May 15, 1987, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 15, 1987.

        2. The Agreement of Limited Partnership of Opcap LP, dated as of May 15, 1987.

        3. The Amended and Restated Certificate of Limited Partnership of Opcap LP, dated as of June 30, 1987, as filed in the office of the Secretary of State on June 30, 1987.

        4. The Amended and Restated Agreement of Limited Partnership of Opcap LP, dated as of June 29, 1987.

        5. The Amended and Restated Agreement of Limited Partnership of Opcap LP, dated as of July 9, 1987.

        6. The Amended and Restated Agreement of Limited Partnership of Opcap LP, dated as of March 14, 1991 (the "Amended and Restated Opcap LP Agreement").

        7. The Assignment of General Partner Interest and Amendment to the Amended and Restated Opcap LP Agreement, dated as of November 4, 1997 ("Amendment No. 1"), relating to the transfer of general partner interest by Oppenheimer Financial Corp. to PIMCO Advisors L.P.

        8. The Amended and Restated Certificate of Limited Partnership of Opcap LP, dated as of November 4, 1997, as filed in the office of the Secretary of State on November 4, 1997.

        9. The Amendment of the Amended and Restated Opcap LP Agreement, dated as of November 4, 1997 ("Amendment No. 2"), relating to the reduction of the general partner interest from 1% to .01%.

        10. The Assignment of General Partner Interest and Amendment to the Amended and Restated Opcap LP Agreement, dated as of November 4, 1997 ("Amendment No. 3"), relating to the transfer of the .01% general partner interest in Opcap LP to PIMCO Partners, G.P., a California general partnership (the Amended and Restated Opcap LP Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 is hereinafter referred to as the "Opcap LP Agreement").

        11. The Amended and Restated Certificate of Limited Partnership of Opcap LP, dated as of November 4, 1997 (the "Opcap LP Certificate"), as filed in the office of the Secretary of State on November 4, 1997, naming PIMCO Partners, G.P. as the general partner of Opcap LP.